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                                                                 EXHIBIT 10.21


                                  JOSEPH LYNCH
                         103, YACHT CLUB WAY, SUITE 305
                             HYPLUXO, FLORIDA 33462

                              PHONE (561) 493-1316
                               FAX (561) 493-0912



August 1, 2000

ATTENTION: Mr. Michael Horsey

Dear Mr. Horsey:

RE: INVESTOR RELATIONS AGREEMENT

This is to confirm in writing the Agreement between Joseph Lynch ("Lynch") and Delta Capital Technologies, Inc. (the "Company") pursuant to which the Company will engage Lynch on the term contained herein to furnish investor relations services to the Company.

1.      ENGAGEMENT

        The Company hereby engages Lynch to provide investor relations services to the Company including but not limited to, the following:

        (a) contacting persons registered to trade in securities pursuant to the provisions of the Securities Act or of the securities legislation of the jurisdiction where such persons reside or conduct business and informing them of the particulars of the development of the Company's business and the potential of the Company's shares as an investment;

        (b) acting in a liaison capacity between the directors and senior officers of the Company, the persons referred to in subsection 1.1(a) and the shareholders of the Company;

        (c) circulating to the persons referred to in subsection 1.1(a) such of the quarterly reports and other documents referred to in subsection 1.1(b) as may be reasonably requested by such persons; and

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        (d)     such other services as may be agreed upon by the Company's board of directors and Lynch.

2.      TERM AND FEE

        The term of this Agreement will be one (1) year, commencing August 1, 2000 and ending on July 31, 2001. In consideration of the services to be rendered by Lynch hereunder, the Company agrees to pay Lynch a fee of $4,000 US per month. The Company agrees to issue to Lynch 100,000 restricted shares of the Company's common stock (the "Shares"). The number of shares shall be adjustable for stock splits, recapitalizations and mergers or acquisitions of the Company, and be subject to customary anti-dilution protections.

3.      PAYMENT OF FEE

        The Company will make a payment upon signing of this Agreement and thereafter on the 1st day of each month. Each such payment shall be made in cash.

4.      APPROVALS AND FILINGS

        The Company agrees to provide to Lynch, from time to time and as soon as is available, financial statements, press releases, material change reports, quarterly reports and filing statements of the Company.

        Lynch represents and warrants to, and covenants with, the Company, as follows:

        (a) Lynch has the ability, experience and skills necessary to carry out its obligations under this Agreement;

        (b) Lynch shall comply with all applicable securities laws and regulations of the US Securities & Exchange Commission and federal laws applicable therein, and all applicable securities laws and regulations of the states of the United States of America and federal laws applicable therein.

        (c) Lynch shall act at all times in the best interests of the Company.

5.      TERMINATION

        The Company may terminate its obligations under this Agreement prior to expiry of the term hereof in the following manner:

        (a) upon, not less than thirty (30) days notice in writing to Lynch, effective upon the last day of the month in which the 30fh day arises; and

        (b) immediately and without notice, in the event of change of control of the Company.

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6.      ASSIGNMENT

        Lynch shall not transfer over or assign to any other person, firm or corporation its rights or obligations under this Agreement.

7.      ENTIRE AGREEMENT

        This Agreement constitutes the entire Agreement between the parties hereto and supersedes all prior agreements, discussions and understandings, whether oral or written.

8.      ARBITRATION

        All disputes arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the rules of the US International Commercial Arbitration Centre. The arbitration shall be administered by the US International Commercial Arbitration Centre in accordance with its "Procedures of Cases under their Rules."

9.      NOTICES

        Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered mail or sent by telecopy, addressed as follows:

        In the case of the Company:            In the case of Lynch:

        Delta Capital Technologies, Inc.       Joseph Lynch
        1400,  1166  Alberni Street            103 Yacht Club Way
        Vancouver, BC V6E 3Z3                  Hypluxo, Florida 33462

        Attention: Michael Horsey

        Facsimile: (604) 632-3896              Facsimile: (61) 493-0912

10.     SUCCESSORS AND ASSIGNS

        All rights and obligations of the parties hereunder shall be binding on their heirs, executors, administrators, successors and assigns.



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If the above sets forth your understanding of our Agreement, kindly execute this letter where indicated below and return one copy to us.


Yours very truly,

DELTA CAPITAL TECHNOLOGIES, INC.

/S/ MICHAEL HORSEY
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Michael Horsey
Chairman

ACCEPTED AND AGREED to this d of August 14, y 2000


/S/ JOSEPH LYNCH
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Joseph Lynch